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                                                                   EXHIBIT 10.40

                              AMENDMENT OF LEASE
                              ------------------

     THIS AGREEMENT, made as of the ____ day of September, 1999, by and between EAST STREET ASSOCIATES, a Massachusetts limited partnership (hereinafter referred to as "Landlord") and ZEFER CORP., a Delaware corporation (hereinafter referred to as "Tenant")

                        W I T N E S S E T H    T H A T:

     WHEREAS, pursuant to an existing lease agreement between the parties dated June 17, 1999, as from time to time amended (hereinafter referred to as the "Lease"), Landlord has leased to Tenant certain Premises contained in the Building known and numbered as 711 Atlantic Avenue, Boston, Massachusetts, all as more particularly described and set forth in the Lease; and

     WHEREAS, Landlord and Tenant wish to provide for the expansion of the Premises, subject to the provisions hereof;

     NOW THEREFORE, in consideration of the foregoing recitals and for further good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

     1. That portion of the fourth (4th) floor of the Building shown on the plan attached hereto as Exhibit A and made a part hereof and agreed to contain 575 square feet of rentable area (hereinafter referred to as the "Expansion Area") shall be added to the Premises subject to all terms, covenants, conditions and provisions of the Lease except as otherwise set forth herein.

     2. The Commencement Date applicable to the Expansion Area shall be the date (hereinafter referred to as the "Delivery Date") on which Landlord delivers possession of said Area to Tenant broom clean and free and clear of other tenants and occupants, any furniture or other personal property having been removed. The Term of the Lease with respect to the Expansion Area shall end at the same time as the Term of the Lease applicable to the remainder of the Premises.
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     3. Subject to Landlord's repair obligations under the Lease, Tenant shall accept the Expansion Area "as is", in its existing condition as of the Delivery Date, and all work necessary to prepare the Expansion Area for occupancy (including without limitation the reconfiguration of demising walls wherever necessary to separate the Premises from adjoining areas of the Building) shall be performed by Tenant in accordance with Section 8 and the other applicable provisions of the Lease.

     4. Tenant shall pay to Landlord Basic Rent with respect to the Expansion Area at the rate of $18,400.08 per annum, payable in equal monthly installments of $1,533.34 each as generally set forth in the Lease. Notwithstanding the foregoing, no such installments shall be due with respect to the period prior to the date on which Basic Rent first becomes payable with respect to the adjoining portion of the Premises on the fourth (4th) floor of the Building.

     5. The percentage applicable to the calculation of the Operating Cost Excess and the Tax Excess shall be 0.722% in the case of the Expansion Area.

     6. At Landlord's option, electrical energy may be supplied to the Expansion Area in common with other rentable area in the Building, in which case, in lieu of purchasing such electrical energy directly from the public utility company servicing the Building, Tenant shall pay to Landlord, from time to time upon billing, a proportionate share of all charges for such electrical energy computed on the basis of the ratio between the rentable area of the Expansion Area and the rentable area (consistently measured) of the portion of the Building serviced by the same electrical meter which services the Expansion Area (hereinafter referred to as the "Service Area"). Such payment shall be prorated to exclude any period not included within the Term of the Lease applicable to the Expansion Area and shall be equitably adjusted if any portion of the Service Area other than the Expansion Area is not occupied at any time during the relevant

                                      -2-
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billing period. Any electrical energy charges of which Tenant is obligated to pay a share pursuant to the foregoing provisions shall not be included as part of Operating Costs.

     7. Unless the context requires otherwise, the terms used herein shall be construed in conformity with the definitions set forth in the Lease.

     8. Except as herein modified, the Lease is hereby ratified and confirmed. IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

                                    EAST STREET ASSOCIATES

                                    By _________________________

                                    Its _________________________
                                         title (duly-authorized)

                                    ZEFER CORP.

                                    By _________________________

                                    Its _________________________
                                         title (duly-authorized)


                                      -3-
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                                   EXHIBIT A
                                   ---------

                           [PLAN OF EXPANSION AREA]
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                                                                       EXHIBIT A

                        [FLOOR PLAN OF EXPANSION AREA]
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                   [LETTERHEAD OF ROPES & GRAY APPEARS HERE]


                                                            July 30, 1999


                                  MEMORANDUM


     TO:  Sean Mullaney                      COPY TO:  Rick Lowe (w/enc.)

   FROM:  Jason Dunn

SUBJECT:  Lease for Space in 711 Atlantic Avenue

________________________________________________________________________________

     Enclosed is one (1) fully-executed, original copy of the Lease between East Street Associates and Zefer for the 6th floor of 711 Atlantic Avenue, together with the Amendment of Lease for certain additional space on the 4th floor of the building. Also enclosed is a photocopy of the landlord counterpart to the side letter agreement regarding the security deposit.

     Please let me know if you have any questions regarding the enclosed.